Exhibit 10.5

Execution Version

INTELLECTUAL PROPERTY MATTERS AGREEMENT

by and between

INGERSOLL-RAND PLC,

INGERSOLL-RAND U.S. HOLDCO, INC. and,

solely with respect to Section 5.06,

GARDNER DENVER HOLDINGS, INC.

Dated as of February 29, 2020

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS

Section 1.01.	Definitions	1

ARTICLE II
RECORDATION OF INTELLECTUAL PROPERTY RIGHTS ASSIGNMENT AGREEMENTS

Section 2.01.	Intellectual Property Assignment	4
Section 2.02.	Recordation	5
Section 2.03.	Security Interests	5
Section 2.04.	Further Action Regarding Intellectual Property Rights	5

ARTICLE III
LICENSES AND COVENANTS FROM MOON TO SPINCO

Section 3.01.	License Grants	6
Section 3.02.	Sublicenses and Have Made Rights	6
Section 3.03.	Reserved.	6

ARTICLE IV
LICENSES AND COVENANTS FROM SPINCO TO MOON

Section 4.01.	License Grants	7
Section 4.02.	Sublicenses and Have Made Rights	7

ARTICLE V
ADDITIONAL INTELLECTUAL PROPERTY RELATED MATTERS

Section 5.01.	Assignments and Licenses	7
Section 5.02.	No Implied Licenses	7
Section 5.03.	Trademarks	8
Section 5.04.	No Obligation to Prosecute or Maintain Patents	8
Section 5.05.	Technical Assistance	8
Section 5.06.	Covenant Not to Assert	8

ARTICLE VI
RESERVED

Section 6.01.	Reserved	9

EXHIBIT A1	–	Patent Assignment Agreement
EXHIBIT A2	–	Trademark Assignment Agreement
EXHIBIT A3	–	Domain Name Assignment Agreement
EXHIBIT A4	–	Invention Disclosure Assignment Agreement

SCHEDULE A	–	SpinCo Patents
SCHEDULE B	–	SpinCo IDs
SCHEDULE C	–	SpinCo Trademarks
SCHEDULE D	–	SpinCo Domain Names
SCHEDULE E	–	Moon IP
SCHEDULE F	–	Moon Trademarks

2

INTELLECTUAL PROPERTY MATTERS AGREEMENT, dated as of February 29, 2020 (this “Agreement”), by and between INGERSOLL-RAND PLC, a public limited company incorporated in Ireland (“Moon”), INGERSOLL-RAND U.S. HOLDCO, INC., a Delaware corporation (“SpinCo”) and, solely for the purposes of Section 5.06, GARDNER DENVER HOLDINGS, INC., a Delaware corporation.

RECITALS

WHEREAS, in connection with the contemplated Distribution and related transactions of SpinCo and concurrently with the execution of this Agreement, Moon and SpinCo are entering into a Separation and Distribution Agreement (the “Separation Agreement”);

WHEREAS, pursuant to the Separation Agreement and the other Transaction Documents, as of the Distribution Date, the Moon IP has been allocated to the Moon Group  and the SpinCo IP has been allocated to the SpinCo Group;

WHEREAS, the Parties wish to effectuate the assignment of the Moon IP and the SpinCo IP, and to record the transfers of any registrations or applications thereof, as applicable, to the extent the ownership thereof has transferred from a member of the Moon Group to a member of the SpinCo Group, or vice versa, pursuant to this Agreement; and

WHEREAS, it is the intent of the Parties that Moon license certain Intellectual Property Rights to SpinCo and that SpinCo license certain Intellectual Property Rights to Moon, in each case subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01.         Definitions.  As used in this Agreement, the following terms have the meanings set forth below.  Capitalized terms used, but not defined, in this Agreement shall have the meanings ascribed to such terms in the Separation Agreement or any other Transaction Document, as applicable.

“Current Moon Name” means Ingersoll-Rand plc.

“Copyrights” means copyrights (including copyrights in Software), works of authorship (including all translations, adaptations, derivations and combinations thereof), mask works, designs and database rights, including, in each case, any registrations and applications therefor.

“Divested Entity” has the meaning set forth in Section 8.02.

“Domain Name Assignment Agreement” has the meaning set forth in Section 2.01.

“Domain Names” means Internet domain names, including top level domain names and global top level domain names, URLs, social and mobile media identifiers, handles and tags.

“Intellectual Property Assignment Agreements” has the meaning set forth in Section 2.01.

“Intellectual Property Rights” or “IPR” means any and all intellectual and industrial property rights existing anywhere in the world, including those associated with any and all (a) Patents, (b) Trademarks, (c) Copyrights, (d) Domain Names, (e) Software, (f) Trade Secrets and other confidential information and (g) any other legal protections and rights related to any of the foregoing.

“Invention Disclosure Assignment Agreement” has the meaning set forth in Section 2.01.

“Moon Field” means the conduct of the Moon Business as conducted as of the Distribution Date, together with any natural or reasonable extensions and evolutions thereof.

“Moon IP” means all Intellectual Property Rights owned by the Moon Group or the SpinCo Group as of immediately prior to the Distribution Time, other than the SpinCo IP, including all Intellectual Property Rights identified on Schedule E.

“Moon Licensed IP” has the meaning set forth in Section 3.01.

“Moon Trade Secrets” means the Trade Secrets included in the Moon IP.

“Moon Trademarks” means the Trademarks that are owned by the Moon Group or SpinCo Group as of immediately prior to the Distribution Time that use or contain “INGERSOLL-RAND” (in block letters or otherwise), the Ingersoll-Rand logo, “Ingersoll-Rand” or any translation thereof, including the Trademarks set forth on Schedule F.

“Party” means either party hereto, and “Parties” means both parties hereto.

“Patent Assignment Agreement” has the meaning set forth in Section 2.01.

“Patents” means patents (including all reissues, divisionals, continuations, continuations-in-part, reexaminations, supplemental examinations, inter partes review, post-grant oppositions, covered business methods reviews, substitutions and extensions thereof), patent registrations and applications, including provisional applications, statutory invention registrations, invention disclosures and inventions.

“Software” means any and all (a) computer programs and applications, including any and all software implementations of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, (d) all documentation, including user manuals and other training documentation related to any of the foregoing and (e) all tangible embodiments of the foregoing in whatever form or medium now known or yet to be created, including all disks, diskettes and tapes.

“SpinCo Copyrights” means the registered and unregistered Copyrights owned by the Moon Group or SpinCo Group as of immediately prior to the Distribution Time that are primarily related to or used in the SpinCo Business.

“SpinCo Domain Names” means the Domain Names owned by the Moon Group or SpinCo Group as of immediately prior to the Distribution Time that (i) have been allocated to the SpinCo Business in the Moon Group’s internal dockets, consistent with past practice, a list of which is provided on Schedule D or (ii) are assigned to the SpinCo Group pursuant to Section 2.04.

“SpinCo Field” means the conduct of the SpinCo Business as conducted as of the Distribution Date, together with any natural or reasonable extensions and evolutions thereof.

“SpinCo IDs” means the invention disclosures owned by the Moon Group or SpinCo Group as of immediately prior to the Distribution Time that (i) have been allocated to the SpinCo Business in the Moon Group’s internal dockets, consistent with past practice, a list of which is provided on Schedule B or (ii) are assigned to the SpinCo Group pursuant to Section 2.04.

“SpinCo IP” means (a) the SpinCo Patents, (b) the SpinCo Copyrights, (c) the SpinCo Domain Names, (d) the SpinCo Software, (e) the SpinCo Trade Secrets, (f) the SpinCo Trademarks, (g) the SpinCo IDs and (h) any other Intellectual Property Rights that are assigned to the SpinCo Group pursuant to Section 2.04.

“SpinCo Licensed IP” has the meaning set forth in Section 4.01.

“SpinCo Patents” means the Patents owned by the Moon Group or SpinCo Group as of immediately prior to the Distribution Time that (i) have been allocated to the SpinCo Business in the Moon Group’s internal dockets, consistent with past practice, a list of which is provided on Schedule A or (ii) are assigned to the SpinCo Group pursuant to Section 2.04.

“SpinCo Software” means the Software owned by the Moon Group or SpinCo Group as of immediately prior to the Distribution Time that is primarily related to or used in the SpinCo Business.

“SpinCo Trade Secrets” means the Trade Secrets owned by the Moon Group or SpinCo Group as of immediately prior to the Distribution Time that are primarily related to or used in the SpinCo Business.

“SpinCo Trademarks” means (a) the Moon Trademarks and (b) the Trademarks  owned by the Moon Group or SpinCo Group as of immediately prior to the Distribution Time that (i) have been allocated to the SpinCo Business in the Moon Group’s internal dockets, consistent with past practice, a list of which is provided on Schedule C or (ii) are assigned to the SpinCo Group pursuant to Section 2.04.

“Trade Secrets” means all forms and types of financial, business, scientific, technical, economic or engineering information, including patterns, plans, compilations, program devices, formulas, designs, prototypes, methods, techniques, processes, procedures, programs or codes, whether tangible or intangible, and whether or how stored, compiled or memorialized physically, electronically, graphically, photographically or in writing, to the extent that the owner thereof has taken reasonable measures to keep such information secret and the information derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, the public.

“Trademark Assignment Agreement” has the meaning set forth in Section 2.01.

“Trademarks” means trademarks, service marks, trade names, trademark rights in corporate names and dba names, logos, slogans, trade dress, Domain Names or other source identifiers, including any registration or any application for registration therefor, together with all goodwill associated therewith.

ARTICLE II
RECORDATION OF INTELLECTUAL PROPERTY RIGHTS ASSIGNMENT AGREEMENTS

Section 2.01.          Intellectual Property Assignment.

(a)            To the extent such sale, transfer, conveyance, assignment and delivery is not effected under the Separation Agreement or other Transaction Documents, Moon (on behalf of itself and the other members of the Moon Group) hereby sells, transfers, conveys, assigns and delivers to SpinCo, and SpinCo hereby purchases, assumes and accepts from Moon, all of Moon’s right, title and interest in, to and under the SpinCo IP, including without limitation, (a) all income, royalties, profits, and damages related thereto; (b) the right, if any, to register, prosecute, maintain and defend the SpinCo IP before any public or private agency or registrar; (c) the right to bring actions, defend against or otherwise recover damages or other compensation for past, present or future infringements, dilutions, misappropriations, or other violations of the SpinCo IP, including the right to sue and obtain equitable relief in respect of such infringements, dilutions, misappropriations and other violations; and (d) the right to fully and entirely stand in the place of Moon in all matters related thereto.

(b)           To the extent such sale, transfer, conveyance, assignment and delivery is not effected under the Separation Agreement or other Transaction Documents, SpinCo (on behalf of itself and the other members of the SpinCo Group) hereby sells, transfers, conveys, assigns and delivers to Moon, and Moon hereby purchases, assumes and accepts from SpinCo, all of SpinCo’s right, title and interest in, to and under the Moon IP, including without limitation, (a) all income, royalties, profits, and damages related thereto; (b) the right, if any, to register, prosecute, maintain and defend the Moon IP before any public or private agency or registrar; (c) the right to bring actions, defend against or otherwise recover damages or other compensation for past, present or future infringements, dilutions, misappropriations, or other violations of the Moon IP, including the right to sue and obtain equitable relief in respect of such infringements, dilutions, misappropriations and other violations; and (d) the right to fully and entirely stand in the place of SpinCo in all matters related thereto.

(c)            To the extent that the ownership of any registrations or applications of Moon IP or SpinCo IP has transferred from a member of the Moon Group to a member of the SpinCo Group, or vice versa, pursuant to this Agreement or any other Transaction Document, the Parties shall, and shall cause their respective Group members (as applicable) to, execute intellectual property assignments in a form substantially similar to that attached as Exhibit A1 (the “Patent Assignment Agreement”), Exhibit A2 (the “Trademark Assignment Agreement”), Exhibit A3 (the “Domain Name Assignment Agreement”) and Exhibit A4 (the “Invention Disclosure Assignment Agreement”),  as well as such additional assignments as deemed appropriate or necessary under applicable Laws (collectively, the “Intellectual Property Assignment Agreements”) for recordation with the appropriate Governmental Authority.

Section 2.02.         Recordation.  The relevant assignee Party shall have the sole responsibility, at its sole cost and expense, to file the Intellectual Property Assignment Agreements and any other forms or documents with the appropriate Governmental Authorities as required to record the transfer of any registrations or applications of Moon IP or SpinCo IP that is allocated under the Separation Agreement and assigned pursuant to this Agreement or any other Transaction Document, as applicable, and the relevant assignor Party hereby consents to such recordation.

Section 2.03.          Security Interests.  Moon (on behalf of itself and the other members of the Moon Group) shall, without any further consideration and at no expense to SpinCo, obtain, cause to be obtained or properly record the release of any outstanding Security Interest attached to any SpinCo IP, as applicable, and to take, or cause to be taken, all actions as the SpinCo may reasonably be requested to take in order to obtain, cause to be obtained or properly record such release, and in each case shall use commercially reasonable efforts to accomplish the foregoing prior to the Distribution Date, and if such accomplishment is not possible, reasonably promptly thereafter.

Section 2.04.          Further Action Regarding Intellectual Property Rights.

(a)            If, after the Distribution Time, Moon or SpinCo notifies the other Party of any Domain Name, invention disclosure, Patent or Trademark owned by the Moon Group or SpinCo Group as of immediately prior to the Distribution Time that is primarily used in or related to the SpinCo Business and was omitted from or not included on Schedule A, B, C or D, then the Parties shall promptly amend such schedule to include such item, and such Domain Name, invention disclosure, Patent or Trademark shall be deemed “SpinCo IP” for purposes of this Agreement and assigned to the SpinCo Group under Section 2.01(a) and Moon shall promptly take all reasonable actions, including by executing and recording any necessary documents, to effect such assignment.

(b)           If, after the Distribution Time, Moon or SpinCo notifies the other Party of any Domain Name, invention disclosure, Patent or Trademark owned by the Moon Group or SpinCo Group as of immediately prior to the Distribution Time that is not primarily used in or related to the SpinCo Business and was included on Schedule A, B, C or D, then the Parties shall promptly amend such schedule to include or remove such item (as applicable), and such Domain Name, invention disclosure, Patent or Trademark shall be deemed “Moon IP” for purposes of this Agreement and assigned to the Moon Group under Section 2.01(b) and SpinCo shall promptly take all reasonable actions, including by executing and recording any necessary documents, to effect such assignment.

(c)          This Section 2.04 shall survive and continue for twelve (12) months following the Distribution Date.

ARTICLE III
LICENSES AND COVENANTS FROM MOON TO SPINCO

Section 3.01.         License Grants. Subject to the terms and conditions of this Agreement, effective as of the Distribution Time, Moon (on behalf of itself and the other members of the Moon Group) hereby grants to each member of the SpinCo Group the following worldwide, non-exclusive, fully paid-up, royalty free, non-sublicensable (except as permitted by Section 3.02), non-assignable and non-transferable (except as permitted by ARTICLE IX), perpetual and irrevocable licenses under any of the Moon IP (other than any Trademarks) that is used in the SpinCo Business as of immediately prior to the Distribution Time (the “Moon Licensed IP”):

(a)           Patents.  With respect to Patents included in the Moon Licensed IP, to make, have made, use, sell, offer for sale, import and otherwise exploit all current and future products and services of the SpinCo Business, and otherwise to conduct the SpinCo Business, in each case, solely in the SpinCo Field;

(b)          Copyrights.  With respect to Copyrights included in the Moon Licensed IP, to use, reproduce, perform, display, distribute, modify, prepare derivative works of and otherwise exploit all current and future products and services of the SpinCo Business, and otherwise to conduct the SpinCo Business, in each case, solely in the SpinCo Field; and

(c)          Trade Secrets and Other IP.  With respect to Trade Secrets and other Intellectual Property Rights included in the Moon Licensed IP, to use, practice and otherwise exploit all current and future products and services of the SpinCo Business, and otherwise to conduct the SpinCo Business, in each case, solely in the SpinCo Field.

Section 3.02.         Sublicenses and Have Made Rights. The licenses granted in Section 3.01 above shall not include any right to grant sublicenses, except as provided in this Section 3.02.  Any SpinCo Group member may (i) exercise have made rights through its manufacturers and (ii) grant sublicenses (without any further right to sublicense) to (A) its suppliers, distributors, resellers and other service providers, and to its customers and end users for end use purposes and (B) its Subsidiaries, in each case solely for the benefit of the SpinCo Business and within the scope of the licenses set forth in Section 3.01 above, and provided that such SpinCo Group member is liable hereunder for any action or inaction by any such sublicensee that would breach this Agreement if committed by such SpinCo Group member.

Section 3.03.          Reserved.

ARTICLE IV
LICENSES AND COVENANTS FROM SPINCO TO MOON

Section 4.01.         License Grants.  Subject to the terms and conditions of this Agreement, effective as of the Distribution Time, SpinCo (on behalf of itself and the other members of the SpinCo Group) hereby grants to each member of the Moon Group the following worldwide, non-exclusive, fully paid-up, royalty free, non-sublicensable (except as permitted by Section 4.02), non-assignable and non-transferable (except as permitted by ARTICLE IX), perpetual and irrevocable licenses under any of the SpinCo IP (other than any Trademarks) that is used in the Moon Business as of immediately prior to the Distribution Time (the “SpinCo Licensed IP”):

(a)           Patents.  With respect to Patents included in the SpinCo Licensed IP, to make, have made, use, sell, offer for sale, import and otherwise exploit all current and future products and services of the Moon Business, and otherwise to conduct the Moon Business, in each case, solely in the Moon Field;

(b)          Copyrights.  With respect to Copyrights included in the SpinCo Licensed IP, to use, reproduce, perform, display, distribute, modify, prepare derivative works of and otherwise exploit all current and future products and services of the Moon Business, and otherwise to conduct the Moon Business, in each case, solely in the Moon Field; and

(c)           Trade Secrets and Other IP.  With respect to Trade Secrets and other Intellectual Property Rights included in the SpinCo Licensed IP, to use, practice and otherwise exploit all current and future products and services of the Moon Business, and otherwise to conduct the Moon Business, in each case, solely in the Moon Field.

Section 4.02.         Sublicenses and Have Made Rights. The licenses granted in Section 4.01 above shall not include any right to grant sublicenses except as provided in this Section 4.02.  Any Moon Group member may (i) exercise have made rights through its manufacturers and (ii) grant sublicenses (without any further right to sublicense) to (A) its suppliers, distributors, resellers and other service providers, and to its customers and end users for end use purposes and (B) its Subsidiaries, in each case solely for the benefit of the Moon Business and within the scope of the licenses set forth in Section 4.01 above, and provided that such Moon Group member is liable hereunder for any action or inaction by any such sublicensee that would breach this Agreement if committed by such Moon Group member.

ARTICLE V
ADDITIONAL INTELLECTUAL PROPERTY RELATED MATTERS

Section 5.01.        Assignments and Licenses.  The Parties acknowledge and agree that any assignment or license by a Party or any member of its Group of any of its Intellectual Property Rights licensed to the other Party pursuant to ARTICLE III or ARTICLE IV shall be subject to the rights and licenses granted to such other Party herein.

Section 5.02.        No Implied Licenses.  Nothing contained in this Agreement shall be construed as conferring any rights (including the right to sublicense) by implication, estoppel or otherwise, under any Intellectual Property Rights, other than as expressly granted in this Agreement, and all other rights under any Intellectual Property Rights licensed to a Party or the members of its Group hereunder are expressly reserved by the Party granting the license.  The Party receiving the license hereunder acknowledges and agrees that, as between the Parties, the Party (or the applicable member of its Group) granting the license is the sole and exclusive owner of the Intellectual Property Rights so licensed.

Section 5.03.        Trademarks.  The Parties acknowledge and agree that certain rights and obligations with respect to the continued use by the Moon Group of the Moon Trademarks shall be set forth in the Trademark License Agreement.  For clarity, no Trademark rights are licensed pursuant to this Agreement.

Section 5.04.        No Obligation to Prosecute or Maintain Patents; Enforcement Assistance.  Except as expressly set forth in this Agreement, neither Party nor any member of its Group shall have any obligation to seek, perfect or maintain any protection for any of its Intellectual Property Rights.  Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, no Party or any member of its Group shall have any obligation to file any Patent application, to prosecute any Patent, or secure any Patent rights or to maintain any Patent in force.  Notwithstanding the foregoing, for a period of six (6) years following the Distribution Date, to the extent that a third party’s infringement of any Patent owned by a Party and licensed to the other Party hereunder materially harms the business of the licensed Party, the owning Party shall, at the licensing Party’s request and expense, reasonably cooperate with the licensed Party to endeavor to address the situation, to the extent such cooperation is commercially reasonable.

Section 5.05.         Technical Assistance.  Except as expressly set forth in this Agreement, in the Separation Agreement, the Transition Services Agreement or any other mutually executed agreement between the Parties or any of the members of their respective Groups, neither Party nor any member of its Group shall be required to provide the other Party with any technical assistance or to furnish any other Party with, or obtain on their behalf, any Intellectual Property Rights-related documents, materials or other information or technology.

Section 5.06.         Covenant Not to Assert.  Without limiting any other rights or licenses granted hereunder, effective as of the Effective Time and continuing until, and automatically expiring upon, the fifth (5th) anniversary thereof (the “Covenant Period”):

(a)           Moon hereby agrees that it shall not, and shall cause each member of its Group not to, initiate any Action against Clover or any of its Affiliates for infringement, misappropriation or other violation of any Intellectual Property Rights owned by any member of the Moon Group as of the Effective Time, in each case solely with respect to any products, services or conduct of the Industrial segment of Clover (as defined in Clover’s 2018 10-K), as of the Effective Time and together with natural or reasonable extensions and evolutions thereof; and

(b)          Clover hereby agrees that it shall not, and shall cause its Affiliates not to, initiate any Action against any member of the Moon Group for infringement, misappropriation or other violation of any Intellectual Property Rights owned by Clover or any of its Affiliates as of the Effective Time, in each case solely with respect to any products, services or conduct of the Climate segment of Moon (as defined in Moon’s 2018 10-K), as of the Effective Time and together with natural or reasonable extensions and evolutions thereof.

(c)           If, after the Covenant Period ends, any of Moon or any member of its Group sues Clover or any of its Affiliates under its Intellectual Property Rights that were subject to the covenant in Section 5.06(a), the plaintiff shall not be entitled to recover damages for any infringement, misappropriation or other violation occurring during the Covenant Period associated with any products, services or conduct of the Industrial segment of Clover (as defined in Clover’s 2018 10-K), as of the Effective Time and together with natural or reasonable extensions and evolutions thereof.  If, after the Covenant Period ends, any of Clover or any of its Affiliates sues Moon or any member of its Group under its Intellectual Property Rights that were subject to the covenant in Section 5.06(b), the plaintiff shall not be entitled to recover damages for any infringement, misappropriation or other violation occurring during the Covenant Period associated with any products, services or conduct of the Climate segment of Moon (as defined in Moon’s 2018 10-K), as of the Effective Time and together with natural or reasonable extensions and evolutions thereof.

ARTICLE VI
RESERVED

Section 6.01.          Reserved.

ARTICLE VII
LIMITATION OF LIABILITY AND WARRANTY DISCLAIMER

Section 7.01.         Limitation on Liability.  Without limiting or modifying the Separation Agreement or any other Transaction Documents, in no event shall Moon, SpinCo or any other member of either Group have any Liability pursuant to this Agreement for any lost profits or opportunity costs, or any special, punitive or consequential damages (except in any such case to the extent assessed in connection with a Third Party Claim or except in the case of consequential damages to the extent such damages are the reasonable and foreseeable result of the matter in question).

Section 7.02.        Disclaimer of Representations and Warranties.  Spinco (on behalf of itself and each other member of the SpinCo Group) understands and agrees that, except as expressly set forth in this Agreement, and without limiting the provisions of the Separation Agreement, the Merger Agreement or any other Transaction Document, Moon is not representing or warranting in any way, including any implied warranties of merchantability, fitness for a particular purpose, title, registerability, allowability, enforceability or non-infringement, as to any Intellectual Property Rights licensed hereunder, or any other matter concerning, any Intellectual Property Rights licensed hereunder, or as to the absence of any defenses or rights of setoff or freedom from counterclaim with respect to any claim or other Intellectual Property Rights of Moon.  Moon (on behalf of itself and each other member of the Moon Group), acknowledges and agrees that SpinCo makes no representations or warranties whatsoever concerning any of the Intellectual Property Rights licensed hereunder, including any of the warranties listed in the foregoing sentence.  Except as may expressly be set forth herein, and without limiting the provisions of the Separation Agreement, the Merger Agreement or any other Transaction Document, the Moon Licensed IP is being licensed on an “as is,” “where is” basis.  The SpinCo Licensed IP is being licensed on an “as is,” “where is” basis.

ARTICLE VIII
TRANSFERABILITY AND ASSIGNMENT

Section 8.01.        Assignment.  Except as expressly set forth in this Agreement, neither this Agreement nor any of the rights, interests or obligations under this Agreement, including the licenses granted pursuant to this Agreement, shall be assigned, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party.  Notwithstanding the foregoing, either Party may assign this Agreement, in whole or in part, without prior written consent (a) in connection with (i) one or more merger transactions in which such assigning Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s assets or (ii) one or more sales of such Party’s businesses or lines of business, or of all or substantially all of such Party’s assets or (b) to such Party’s Affiliates. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.  No assignment permitted by this Section 8.01 shall release the assigning Party from liability for full performance of its obligations under this Agreement prior to such assignment date, but shall release such Party from liability arising after such date.

Section 8.02.         Divested Businesses.  In the event a Party divests a business by (a) spinning off a member of its Group by its sale or other disposition to a third party or (b) reducing ownership or control in a member of its Group so that it no longer qualifiers as a member of its Group under this Agreement  (each such divested entity, a “Divested Entity”), the Divested Entity shall retain those licenses granted to it under this Agreement; provided that the license shall be limited to the business of the Divested Entity as of the date of divestment and the natural or reasonable extensions and evolutions thereof.  The retention of any license rights herein is not subject to the consent of the other Party, but is subject to the Divested Entity’s delivery to the non-retaining Party, within 90 days of the effective date of such divestment, of a duly authorized, written undertaking, agreeing to be bound by the applicable terms of this Agreement.

Section 8.03.         Third Party Products or Services.  For the avoidance of doubt, in no event will any assignment of a license hereunder or the licenses retained by a Divested Entity (i) grant a license to products or services of a third party acquirer existing on or before the date of the divestment or (ii) cause any third party acquirer to license its previously owned Intellectual Property Rights to the non-assigning Party.

Section 8.04.          Prohibited Assignments Null and Void.  Any purported assignment in violation of this ARTICLE VIII shall be null and void ab initio and of no force and effect.

ARTICLE IX
TERMINATION

Section 9.01.          No Termination.  The Parties acknowledge and agree that the licenses granted hereunder are irrevocable, and this Agreement may not be terminated except by an agreement in writing signed by a duly authorized officer of each of the Parties.  In the event of a breach of this Agreement, the sole and exclusive remedy of the non-breaching Party shall be to recover monetary damages and/or to obtain injunctive or equitable relief in accordance with Section 10.02 and Section 10.09.

ARTICLE X
MISCELLANEOUS

Section 10.01.        Corporate Power; Facsimile Signatures.

(a)            Moon represents on behalf of itself and on behalf of other members of the Moon Group, and SpinCo represents on behalf of itself and on behalf of other members of the SpinCo Group, as follows:

(i)            each such Person has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; and

(ii)           this Agreement has been duly executed and delivered by it and constitutes a valid and binding agreement of it enforceable in accordance with the terms thereof.

(b)           Notwithstanding any provision of this Agreement, neither Moon nor SpinCo shall be required to take or omit to take any act that would violate its fiduciary duties to any minority stockholders of any non-wholly owned Subsidiary of Moon or SpinCo, as the case may be (it being understood that directors’ qualifying shares or similar interests will be disregarded for purposes of determining whether a Subsidiary is wholly owned).

Section 10.02.       Governing Law; Submission to Jurisdiction; Waiver of Trial.

(a)         This Agreement, and all Actions (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by and construed in accordance with the Law of the State of Delaware, without regard to the choice of law or conflicts of law principles thereof. The Parties expressly waive any right they may have, now or in the future, to demand or seek the application of a governing Law other than the Law of the State of Delaware.

(b)          Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or, if such court shall not have jurisdiction, any federal court of the United States of America sitting in Delaware, or if jurisdiction is not then available in such federal court, then in any Delaware state court siting in New Castle County) and any appellate court from any appeal thereof (the “Chosen Courts”) in any Action arising out of or relating to this Agreement or the transactions contemplated hereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action except in such courts, (ii) agrees that any claim in respect of any such Action may be heard and determined in the Chosen Courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action in the Chosen Courts and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Action in the Chosen Courts. Each of the Parties agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents, to the fullest extent permitted by Law, to service of process in the manner provided for notices in Section 10.05. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c)         EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.02(c).

Section 10.03.      Survival of Covenants.  Except as expressly set forth in this Agreement and liability for the breach of any obligations contained herein or therein, shall survive each of the Reorganization, the Distribution and the Merger, and shall remain in full force and effect.

Section 10.04.      Waivers of Default.  Any Party may, at any time prior to the Closing, by action taken by its board of directors, a committee thereof or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement or (without limiting Section 10.11) agree to an amendment or modification to this Agreement by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement; provided, that unless the Merger Agreement shall have been terminated in accordance with its terms, any such waiver, amendment or modification by SpinCo shall be subject to the prior written consent of Clover. No waiver by any of the Parties of any breach hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No waiver by any of the Parties of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by the Party sought to be charged with such waiver.

Section 10.05.       Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows:

If to Moon then to:

Ingersoll-Rand plc
170/175 Lakeview Drive
Airside Business Park, Swords, Co. Dublin, Ireland
Attention: Evan M. Turtz
Email: Evan_Turtz@irco.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention:     Scott A. Barshay
                     Steven J. Williams
Email:           sbarshay@paulweiss.com; swilliams@paulweiss.com

If to SpinCo, then to:

800 Beaty Street
Building A
Davidson, North Carolina 28036
Attention: Legal Department

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:      Marni Lerner
                      Mark Pflug
Email:           mlerner@stblaw.com; mpflug@stblaw.com

Section 10.06.       Severability.  If any provision of this Agreement, or the application of any provision to any Person or circumstance, is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 10.07.       Entire Agreement.  This Agreement, the other Transaction Documents, the Merger Agreement, the Confidentiality Agreement (as defined in the Merger Agreement), including any related annexes, Exhibits and Schedules, as well as any other agreements and documents referred to herein and therein, shall together constitute the entire agreement between the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Affiliates relating to the transactions contemplated hereby.

Section 10.08.       No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any rights or remedies under or by reason of this Agreement; provided, however, that Clover shall be a third-party beneficiary of the rights of SpinCo as provided in this Agreement.

Section 10.09.       Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is, or is to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief (on an interim or permanent basis) in respect of its rights under this Agreement. The Parties agree that the remedies at law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any Action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties to this Agreement.

Section 10.10.       Expenses.  Except as otherwise expressly provided in this Agreement, the Separation Agreement or the other Transaction Documents or the Merger Agreement, each Party agrees that it shall be responsible for its own expenses incurred in conjunction with any activities under this Agreement.

Section 10.11.       Amendment.  No provision of this Agreement may be amended or modified except by a written instrument signed by each of the parties hereto or thereto, as applicable. In addition, unless the Merger Agreement shall have been terminated in accordance with its terms, any such amendment or modification shall be subject to the written consent of Clover.

Section 10.12.        Rules of Construction. Unless the context of this Agreement otherwise requires:

(a)         (A) Words of any gender include each other gender and gender-neutral form; (B) words using the singular or plural number also include the plural or singular number, respectively; (C) derivative forms of defined terms will have correlative meanings; (D) the terms “hereof,” “herein,” “hereby,” “hereto,” “herewith,” “hereunder” and derivative or similar words refer to this entire Agreement; (E) the terms “Article,” “Section,” “Annex,” “Exhibit,” and “Schedule,” refer to the specified Article, Section, Annex, Exhibit, or Schedule  of this Agreement and references to “paragraphs” or “clauses” shall be to separate paragraphs or clauses of the Section or subsection in which the reference occurs; (F) the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” and (G) the word “or” shall be disjunctive but not exclusive.

(b)          References to Contracts (including this Agreement) and other documents or Laws shall be deemed to include references to such Contract, document or Law as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, as applicable, and in effect at any given time (and, in the case of any Law, to any successor provisions).

(c)          References to any federal, state, local, foreign or supranational statute or other Law shall include all regulations promulgated thereunder.

(d)          References to any Person include references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person succeeding to its functions and capacities.

(e)          The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent. The Parties acknowledge that each Party and its attorney has reviewed and participated in the drafting of this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party, or any similar rule operating against the drafter of an agreement, shall not be applicable to the construction or interpretation of this Agreement.

(f)          Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(g)          The phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(h)          The term “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(i)          All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP unless the context otherwise requires.

(j)          All monetary figures shall be in United States dollars unless otherwise specified.

Section 10.13.      Captions; Counterparts.   The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of any signature page by facsimile, electronic or .pdf transmission shall be binding to the same extent as an original signature page.

Section 10.14.       Performance. Moon will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the Moon Group. SpinCo will cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth in this Agreement to be performed by any member of the SpinCo Group. Each Party (including its permitted successors and assigns) further agrees that it will (a) give timely notice of the terms, conditions and continuing obligations contained in this Section 10.14 to all of the other members of its Group, and (b) cause all of the other members of its Group not to take any action inconsistent with such Party’s obligations under this Agreement or the transactions contemplated hereby.

Section 10.15.       Rights in Bankruptcy.  To the fullest extent permitted by applicable Law, all rights and licenses granted under or pursuant to this Agreement, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the United States, licenses of rights to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of applicable Law outside the United States.  The Parties agree that, in the event of a bankruptcy of the licensing Party, the licensee party shall retain and may fully exercise all of its respective rights, remedies and elections under the U.S. Bankruptcy Code or any other provisions of applicable Law outside the United States that provide similar protections for intellectual property rights.

Section 10.16.        Further Assurances.  Each Party covenants and agrees that, without any additional consideration, it shall execute and deliver any further legal instruments and perform any acts that are or may become necessary to effectuate this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Intellectual Property Agreement to be executed by their duly authorized representatives.

INGERSOLL-RAND PLC

By:	/s/ Sara W. Brown
Name: Sara W. Brown
Title: Assistant Secretary

INGERSOLL-RAND U.S. HOLDCO, INC.

By:	/s/ Sara W. Brown
Name: Sara W. Brown
Title: Assistant Secretary

GARDNER DENVER HOLDINGS, INC., solely for the purposes of Section 5.06

By:	/s/ Andrew Schiesl
Name: Andrew Schiesl
Title: Vice President, General Counsel, Chief Compliance Officer and Secretary

[Signature Page to Intellectual Property Agreement]